EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-166625) on Form S-1 of Cornerstone Bancshares, Inc. and subsidiary of our report dated March 30, 2011, relating to our audits of the consolidated financial statements included in its Annual Report on Form 10-K incorporated by reference in the Prospectus, which is a part of such Post-Effective Amendment No. 1 to Registration Statement on Form S-1.

We also consent to the reference of our firm under the caption “Experts” included in such Prospectus.

/s/ HAZLETT, LEWIS & BIETER, PLLC

Chattanooga, Tennessee
April 27, 2011

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